UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2011

SINOCUBATE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerry Center, 1515 West Nanjing Road, Suite 1002
Shanghai, 200040
(Address of principal executive offices, including zip code)

+ 86 (21) 5298 6257
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 20, 2011, Mr. Gordon S.F. Lin was appointed as the chief financial officer and elected to the Board of Directors of SinoCubate, Inc. (the “Company”).

Mr. Lin, age 47, brings to the Company more than twenty years of experience in finance as a controller and auditor.  Between the years of 2007 to 2010, Mr. Lin was located in the United States and assisted several Chinese based companies to obtain financing in conjunction with or before their listing in the United States.  Prior to living in the United States, Mr. Lin worked for ten years in PricewaterhouseCoopers (“PWC”), of which he spent five years in Taipei and five years in Shanghai. With PWC Mr. Lin held various senior positions and left the firm as a Senior Manager.  Mr. Lin provided the total service of auditing, accounting, tax and follow-up on the IPO program for more than 80 Wholly-Foreign-Owned subsidiary companies, Sino-joint venture, and Co-operative companies located in the United States, Canada, France, Germany, Sweden, England, Hong Kong, and Singapore.

Mr. Lin majored in Economic Law, and has a Master of Law LL.M., from East China Politics and Law University.  Mr. Lin also has a major in accounting and graduated as Bachelor in accounting from the National Cheng Zhi University of Taiwan.  Further, Mr. Lin majored in Business Consulting with The China Production Power Center of Taiwan and received the Certificate of Consultant Mentor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCUBATE, INC.

Date: October 24, 2011	/s/ Tom Simeo
Tom Simeo
CEO, Chairman